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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors

TCI Music, Inc.


     We consent to the incorporation by reference in the registration statement (No. 333-62169) on Amendment No. 1 to Form S-3 of TCI Music, Inc. and subsidiaries (a subsidiary of Tele-Communications, Inc.) of our report dated February 20, 1998, with respect to the consolidated balance sheets of TCI Music, Inc. as of December 31, 1997 and of DMX Inc. (Predecessor) as of June 30, 1997 and the related statements of operations, stockholders' equity (deficit) and cash flows for the six months ended December 31, 1997, nine months ended June 30, 1997 and the years ended September 30, 1996 and 1995, which report appears in the Annual Report (Form 10-K) of TCI Music, Inc. for the year ended December 31, 1997, and to the reference to our Firm under the heading "Experts."


                                                /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------------
                                            KMPG PEAT MARWICK LLP

Los Angeles, California

September 1, 1998